Exhibit 31.2

CERTIFICATION PURSUANT TO 17 CFR 240.13(a)-14(a)
(SECTION 302 CERTIFICATION)

I, Jason Feucht, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Art’s-Way Manufacturing Co., Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 16, 2012	/s/ Jason D. Feucht
Jason D. Feucht
Chief Financial Officer